EXHIBIT 10.13

FIRST AMENDMENT

TO THE

2001 STOCK OPTION PLAN

INTRODUCTION

WHEREAS, at the May 3, 2006 Annual Shareholders Meeting, Winmark Corporation’s shareholders approved an Amendment to the 2001 Stock Option Plan increasing the total number of shares available for options under the plan from 500,000 to 750,000.

AMENDMENT

1.             Section 6 of the 2001 Stock Option is amended and restated in its entirety as follows:

“The Stock to be optioned under this Plan shall consist of authorized but unissued shares of Option Stock.  Seven Hundred Fifty Thousand (750,000) shares of Option Stock shall be reserved and available for options under the Plan; provided, however that the total number of shares of Option Stock reserved for options under this Plan shall be subject to adjustment as provided in Section 12 of the Plan.  In the event that any outstanding option under the Plan for any reason expires or its terminated prior to the exercise thereof, the shares of Option Stock allocable to the unexercised portion of such option shall continue to be reserved for options under the Plan and may be optioned hereunder.”